Tecumseh Products Company Reports Third-Quarter Results

ANN ARBOR, Mich., Nov. 4, 2010 /PRNewswire-FirstCall/ -- Tecumseh Products Company (Nasdaq: TECUA, TECUB), a leading global manufacturer of compressors and related products, today reported for the quarter and nine months ended September 30, 2010, a net loss of $3.2 million, or $0.17 per diluted share and a net loss of $50.2 million, or $2.72 per diluted share, respectively.  This compares with a net loss of $14.1 million, or $0.76 per diluted share, and a net loss of $62.9 million, or $3.40 per diluted share, for the same periods in 2009.

For the quarter and nine months ended September 2010 adjusted operating loss(1) totaled $2.8 million, and $1.2 million, respectively, compared to an adjusted operating loss(1) of $10.6 million and $62.8 million for the same periods in 2009.  The quarter and nine months ended September 30, 2010 operating loss, as reported under GAAP, was $3.7 million and $50.6 million compared with a net loss of $14.2 million and $73.4 million for the same period in 2009.

"Our third quarter performance demonstrates improvement in terms of sales and operational results year-over-year," said Jim Wainright, President of Tecumseh Products Company. "While the economy and the overall demand remain uncertain, we will continue to focus on generating appropriate levels of cash from operations and cost reductions."

Third Quarter 2010

For the third quarter 2010, net sales were $221.6 million, up 4.9% from $211.3 million in the same period in 2009. Excluding the impact of foreign currency translation, third quarter 2010 net sales increased by 3.9%.  The net sales increase was primarily driven by volume increases due to stronger economic conditions.

Gross profit increased by $5.7 million to $24.7 million, or 11.1%, in the third quarter of 2010 from $19.0 million, or 9.0%, in the third quarter of 2009.  The increase in gross profit in the third quarter of 2010 included the effect of sales volume and mix, including the effect of sales increases being primarily attributable to higher margin compressors for commercial refrigeration and air conditioning, and the effect of higher sales on fixed costs.  Other favorable changes included lower professional fees, reduced payroll, benefits and related employee expenses, and other raw material costs.  These favorable factors were partially offset by unfavorable commodity costs, unfavorable foreign currency effects and lower pension credits.

Selling and administrative ("S&A") expenses decreased by $2.1 million to $27.5 million in the third quarter of 2010 from $29.6 million in the third quarter of 2009.  As a percentage of net sales, S&A expenses were 12.4% in the third quarter of 2010 compared to 14.0% in the third quarter of 2009.  The lower expense is primarily attributable to lower professional fees and a decrease in payroll, benefits and other related employee expenses as a result of our continued restructuring efforts.

We recorded expense of $0.9 million in impairments, restructuring charges, and other items in the third quarter of 2010 compared to $3.6 million in the same period of 2009.  In the third quarter of 2010, these expenses included $0.7 million related to severance costs and a $0.2 million non-cash settlement charges related to the first quarter reversion of our hourly pension plan.

For the nine months ended September 30, 2010

For the nine months ended September 30, 2010, net sales were $709.6 million, up 34.8% from $526.3 million in the same period in 2009. Excluding the impact of foreign currency translation, the first three quarters net sales increased by 28.2%.  The net sales increase was primarily driven by stronger economic conditions, higher units sold, higher availability of credit, and unusually hotter and more humid weather in our Brazilian market.

(1)  A reconciliation of adjusted operating loss, a non-GAAP financial measure, to reported operating loss appears below.

Gross profit increased by $51.9 million to $84.4 million, or 11.9%, in the first three quarters of 2010 from $32.5 million, or 6.2%, in the first three quarters of 2009.  The increase in gross profit in the first three quarters of 2010 included the effect of increased sales volume and mix, including the effect of sales increases being primarily attributable to higher margin compressors for commercial refrigeration and air conditioning, and the effect of higher sales on fixed costs.  Other favorable changes include productivity gains, foreign currency effects, and favorable changes in commodity and other raw materials costs as compared to the same quarter of 2009.  In contrast, items totaling $3.3 million that were favorable to the first three quarters of 2009 results did not recur in the first three quarters of 2010.  These included a favorable change in estimate for warranty claims and a favorable litigation settlement.  In addition, a reduction of pension credits reduced gross profit by $6.1 million.

Selling and administrative ("S&A") expenses decreased by $9.7 million to $85.6 million in the first three quarters of 2010 from $95.3 million in the first three quarters of 2009.  As a percentage of net sales, S&A expenses were 12.1% in the first three quarters of 2010 compared to 18.1% in the same period of 2009.  The lower expense was primarily attributable to a reduction in professional fees and a decrease in payroll, benefits and other related employee expenses, and the effect of increased sales,  partially offset by increases in other expenses.

We recorded expense of $49.4 million in impairments, restructuring charges, and other items in the first three quarters of 2010 compared to $10.6 million in the same period of 2009.  In the first three quarters of 2010, these expenses included $40.3 million in expenses related to the reversion of our hourly pension plan, $7.3 million in expenses related to settlement of a portion of our anti-trust litigation, $1.2 million for additional estimated environmental costs associated with remediation activities at our former Tecumseh, Michigan facility, and $1.7 million related to severance, partially offset by final settlement of a previously terminated salary retirement plan of $1.0 million and a curtailment gain of $0.4 million.

Cash and Liquidity

We ended the first three quarters with cash and cash equivalents of $70.8 million. In the first three quarters of 2010, cash used in operations amounted to $41.9 million as compared to $10.8 million of cash used in operations in the first three quarters of 2009.  A significant element of the change in cash in the first three quarters of 2010 was the net proceeds realized from the reversion of our hourly pension plan offset by increased working capital.

Higher inventory levels due to our increased sales volumes and because inventory days on hand increased by fourteen days compared to December 31, 2009 used $38.5 million in cash during the first three quarters of 2010.  The increase in inventory days on hand of fourteen days compared to December 31, 2009 is due in part to timing of purchases to accommodate our supplier's holiday shutdown schedules and our increased in-transit inventory into North America from our foreign subsidiaries (which require longer lead times) as a result of our continued implementation of our best cost strategy.  Increased accounts receivable used $56.0 million of cash during the first three quarters of 2010, primarily as a result of our increased sales volume over the prior year, lower sales toward the end of the fourth quarter of 2009 compared to the third quarter of 2010 and an increase in days sales outstanding compared to December 31, 2009. The increase in days sales outstanding of fifteen days compared to December 31, 2009 is due in part to our cash management strategy of reducing our accounts receivable discounting programs in our Brazilian operations and instead using government sponsored credit lines, which have a lower interest rate.  Payables and accrued expenses provided $28.2 million in cash, mainly as a result of increased inventory purchases due to increased sales and increased payable days outstanding of five days compared to December 31, 2009.

Our borrowings under current credit facilities at foreign subsidiaries totaled $63.9 million at September 30, 2010, with an uncommitted additional borrowing capacity of $15.5 million. The increase in borrowings in the first three quarters of 2010 compared to the first three quarters of 2009 is mainly due to our cash management strategy of reducing our accounts receivable discounting programs in our Brazilian operations and instead using government sponsored credit lines, which have a lower interest rate.

We expect to recover $39.5 million of refundable taxes in Brazil before the end of 2010, based on the historical payment patterns of the Brazilian tax authorities, and based on the U.S. dollar to Real exchange rate as of September 30, 2010.

Conference Call

We will broadcast our financial results conference call live over the Internet on Friday, November 5, 2010, at 11:00 a.m. Eastern.  Webcast information can be found in the Investor Relations section of www.tecumseh.com.

(1)  A reconciliation of adjusted operating loss, a non-GAAP financial measure, to reported operating loss appears below.

SUPPLEMENTAL INFORMATION - CONSOLIDATED STATEMENTS OF OPERATIONS RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURE

(Millions of dollars)

(Unaudited)

We supplement the reporting of our financial information determined under U.S. generally accepted accounting principles (GAAP) with a non-GAAP financial measure – adjusted operating loss.  We believe this non-GAAP measure provides meaningful information to assist shareholders in understanding our financial results and assessing our prospects for future performance. Management believes adjusted operating loss is an important indicator of our operations because it excludes items that may not be indicative of or are unrelated to our core operating results, and provides a better baseline for analyzing trends in our underlying business.  Because this non-GAAP financial measure is not standardized, it may not be possible to compare our adjusted operating loss with other companies' GAAP or non-GAAP financial measures having the same or similar names.  This adjusted financial measure should not be considered in isolation or as a substitute for reported operating loss, the most directly comparable GAAP financial measure. This non-GAAP financial measure reflects an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the below reconciliations to the corresponding GAAP financial measure, provides a more complete understanding of our business. We strongly encourage investors and shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Adjusted Operating Loss

The reconciliation provided below reconciles the non-GAAP financial measure adjusted operating loss, with the most directly comparable GAAP financial measure, reported operating loss, for the three months ended September 30, 2010 and 2009.

	Three Months	Three Months
	Ended	Ended
	September 30, 2010	September 30, 2009
	Operating Loss	Operating Loss

Reported GAAP Measure	$(3.7)	$(14.2)

Severance, Restructuring Charges and Other Items (a)	0.9	3.6

Adjusted Non-GAAP measure	$(2.8)	$(10.6)

(a) 2010 includes an expense of $0.7 million related to severance costs and $0.2 million of non-cash settlement charges related to our first quarter 2010 hourly pension plan reversion. 2009 includes $1.1 million related to charges incurred for severance costs and $2.5 million of asset impairments.

The reconciliation provided below reconciles the non-GAAP financial measure adjusted operating loss, with the most directly comparable GAAP financial measure, reported operating loss, for the nine-months ended September 30, 2010 and 2009.

	Nine Months	Nine Months
	Ended	Ended
	September 30, 2010	September 30, 2009
	Operating Loss	Operating Loss

Reported GAAP Measure	$(50.6)	$(73.4)

Legal Settlement (b)	7.3	__
Settlement loss on hourly pension plan reversion and excise tax
Expense on proceeds from hourly retirement plan reversion (c)	40.3	__
Environmental Reserve and Severance, Restructuring Charges	1.8	10.6
and Other Items (d)

Adjusted Non-GAAP measure	$(1.2)	$(62.8)

(b) 2010 includes an expense of $7.3 million related to the settlement of a portion of anti-trust litigation.

(c) During the first quarter of 2010 we recognized an expense of $40.1 million non-cash settlement charges and excise tax related to the reversion of our hourly pension plan.  In the third quarter of 2010 we incurred an additional $0.2 million of settlement charges related to the reversion.

(d) 2010 includes $1.2 million for environmental costs associated with remediation activities at our former Tecumseh, Michigan facility, $1.7 million charge for severance costs, and $0.3 million charge for impairment of investment, partially offset by receipt of $1.0 million in final settlement of a previously terminated salaried pension plan and a $0.4 million curtailment gain as a result of terminating post-retirement benefits for a closed facility. 2009 includes $2.3 million for environmental costs associated with remediation activities at our former Tecumseh, Michigan facility, $5.5 million related to charges incurred for severance costs and $0.3 million loss on transfer of surplus land, a $1.0 million impairment of an investment, and a $1.5 million write-off of pre-paid expenses for outside sales support.

About Tecumseh Products Company

Tecumseh Products Company is a full-line, independent global manufacturer of hermetically sealed compressors for residential and specialty air conditioning, household refrigerators and freezers, and commercial refrigeration applications, including air conditioning and refrigeration compressors, as well as condensing units, heat pumps and complete refrigeration systems.  Press releases and other investor information can be accessed via the Investor Relations section of Tecumseh Products Company's Website at www.tecumseh.com.

Cautionary Statements Relating to Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor provisions created by that Act. In addition, forward-looking statements may be made orally in the future by or on behalf of Tecumseh Products Company. Forward-looking statements can be identified by the use of terms such as "expects," "should," "may," "believes," "anticipates," "will," and other future-tense and forward-looking terminology.  Our forward-looking statements generally relate to our future performance, including our anticipated operating results and liquidity sources and requirements, our business strategies and goals, and the effect of laws, rules, regulations, and new accounting pronouncements and outstanding litigation, on our business, operating results, and financial condition.

Readers are cautioned that actual results may differ materially from those projected as a result of certain risks and uncertainties, including, but not limited to, i) current and future global-economic conditions and the condition of credit markets, which may magnify other risk factors; ii) the success of our ongoing effort to bring costs in line with projected production levels and product mix; iii) financial market changes, including fluctuations in foreign currency exchange rates and interest rates; iv) availability and volatility in the cost of materials, particularly commodities, including steel and copper, whose cost can be subject to significant variation; v) actions of competitors in highly competitive markets with intense competition; vi) our ability to maintain adequate liquidity in total and within each foreign operation; vii) the effect of terrorist activity and armed conflict; viii) economic trend factors, such as housing starts; ix) the ultimate cost of defending and resolving environmental and legal matters, including any liabilities resulting from the regulatory antitrust investigations commenced by the United States Department of Justice Antitrust Division, the Secretariat of Economic Law of the Ministry of Justice of Brazil or the European Commission, any of which could preclude commercialization of products or adversely affect profitability and/or civil litigation related to such investigations; x) weather conditions affecting demand for replacement products; xi) emerging governmental regulations; xii) our ability to profitably develop, manufacture and sell both new and existing products; xiii) the extent of any business disruption that may result from the restructuring and realignment of our manufacturing operations or system implementations, the ultimate cost of those initiatives and the amount of savings actually realized; xiv) the extent of any business disruption caused by work stoppages initiated by organized labor unions; xv) potential political and economic adversities that could adversely affect anticipated sales and production in Brazil; xvi) potential political and economic adversities that could adversely affect anticipated sales and production in India, including potential military conflict with neighboring countries; xvii) increased or unexpected warranty claims; and xviii) the ongoing financial health of major customers. These forward-looking statements are made only as of the date of this release, and  Tecumseh Products Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:	Jim Connor
Tecumseh Products
734-585-9407
Investor.relations@tecumseh.com

CONTACT:  Jim Connor, Tecumseh Products, +1-734-585-9407, Investor.relations@tecumseh.com